UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2017

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

On April 18, 2017, pursuant to an Agreement and Plan of Merger, dated as of January 30, 2017 (the “Merger Agreement”), by and among Ixia (the “Company”), Keysight Technologies, Inc., a Delaware corporation (“Keysight”), and, by a joinder dated February 2, 2017, Keysight Acquisition, Inc., a California corporation and a wholly owned subsidiary of Keysight (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Keysight (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of the Company (“Company Common Stock”) outstanding immediately prior to the Effective Time (other than shares owned by Keysight or Merger Sub, or by any subsidiary of Keysight, Merger Sub, or Ixia, if any), was cancelled and converted into the right to receive the merger consideration of $19.65 per share payable in cash, without interest and less any applicable withholding taxes required by law.

Each stock option to purchase shares of Company Common Stock (each, a “Company Stock Option”), whether vested or unvested, that was outstanding immediately prior to the Effective Time became, at the Effective Time, fully vested (to the extent not then vested) and was cancelled in consideration for the right to receive, following the Effective Time, a cash payment equal to the product of (a) the total number of shares of Company Common Stock subject to such cancelled Company Stock Option immediately prior to the Effective Time and (b) the excess, if any, of (1) the merger consideration of $19.65 per share over (2) the exercise price per share of such cancelled Company Stock Option, without interest and as reduced by the amount of any tax withholding required by law. Each Company Stock Option with respect to which, immediately prior to the Effective Time, the exercise price per share subject thereto was equal to or greater than $19.65 was cancelled at the Effective Time in exchange for no consideration.

At the Effective Time, each Company restricted stock unit award, whether vested or unvested, that was outstanding immediately prior to the effective time (each, a “Company RSU”) became fully vested (to the extent then unvested) and was cancelled in consideration for the right to receive, following the Effective Time, a cash payment equal to the product of (a) the total number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time and (b) the merger consideration of $19.65 per share, without interest and as reduced by the amount of any tax withholding required by law.  If, immediately prior to the Effective Time, a Company RSU remained subject to a performance-based vesting condition (each, a “Company PRSU”), such Company PRSU, at such time and in accordance with the terms thereof, became earned at the target performance level, and such Company PRSU became fully vested at the Effective Time and was cancelled in consideration for the right to receive a cash payment with respect thereto that is the same as the cash payment described in the preceding sentence for other Company RSUs that were cancelled at the effective time.

The foregoing description of the Merger Agreement and transactions completed thereunder does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2017 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On April 17, 2017, in connection with the consummation of the Merger, the Amended and Restated Credit Agreement, dated as of March 2, 2015, by and among the Company, as the Borrower, Anue Systems, Inc., BreakingPoint Systems, Inc., Catapult Communications Corporation, Net Optics, Inc., and VeriWave, Inc., as the Guarantors, Silicon Valley Bank, as Administrative Agent, Swingline Lender, and Letter of Credit Issuer, and the other lenders party thereto, as amended, was repaid in full and all commitments, security interests, and guaranties in connection therewith were terminated and released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above is incorporated into this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2017, the Company notified The Nasdaq Stock Market LLC (“NASDAQ”) of the consummation of the Merger and requested that trading in the Company Common Stock be suspended from trading as of such date. The Company has requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company Common Stock.

Additionally, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introduction above is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introduction is incorporated herein by reference.

As a result of the Merger, on April 18, 2017, a change in control of the Company occurred and the Company became a wholly-owned subsidiary of Keysight.  The total cash merger consideration paid was approximately $1.6 billion, including transaction and financing fees and expenses and net of cash on hand at Ixia at the closing, which amount was funded from a combination of equity financing, debt financing, and cash of Keysight.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers

The following individuals resigned as members of the Company’s board of directors pursuant to the Merger Agreement at the Effective Time: Errol Ginsberg, Bethany Mayer, Laurent Asscher, Jonathan Fram, Gail Hamilton, and Ilan Daskal. None of the director resignations was the result of any disagreement with the Company.  Pursuant to the terms of the Merger Agreement, at the Effective Time, Jeffrey Li and Jason Kary, who constituted the Board of Directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company. Neither Mr. Li nor Mr. Kary has been appointed, nor is either presently expected to be appointed, to any committee of the Company’s board of directors, and neither Mr. Li nor Mr. Kary is a participant in any related party transaction required to be reported under Item 404(a) of Regulation S-K with the Company.

Pursuant to the Merger Agreement, at the Effective Time, the individuals appointed by Parent as officers of Ixia as of the Effective Time, became the officers of Ixia.  As a result, (a) Neil Dougherty became President of the Company, Jeffrey Li became Vice President, Treasurer and Secretary, Jason Kary became Chief Financial Officer, Vice President and Assistant Treasurer and Stephen Williams became Vice President and Assistant Secretary, and (b) the officers of Ixia immediately prior to the Effective Time ceased to hold their respective offices.

Mr. Dougherty, age 47, has served as Senior Vice President and Chief Financial Officer of Keysight since December 2013 and, prior to Keysight being spun off by Agilent Technologies Inc. (“Agilent”), served as Vice President and Treasurer of Agilent beginning in 2012. Mr. Dougherty served as Senior Director in Agilent’s Corporate Development Group from 2010 to 2012, and from 2006 to 2010, he served as Agilent’s Assistant Treasurer. Prior to that, Mr. Dougherty held a broad variety of positions in finance for Agilent and HP Inc.

Mr. Li, age 47, has served as Vice President, Assistant General Counsel and Assistant Secretary of Keysight since December 2013 and, prior to Keysight being spun off by Agilent, served as Senior Counsel since July 2011.

Mr. Kary, age 48, has served as Vice President, Treasurer and Investor Relations of Keysight Technologies since August 2014. Prior to Keysight being spun off by Agilent, he served as Vice President of Finance and CFO for the Life Sciences Group at Agilent since 2012.

Mr. Williams, 45, has served as Senior Vice President, General Counsel and Secretary of Keysight since 2013. In addition, Mr. Williams is secretary to Keysight’s Board of Directors. Prior to Keysight being spun off of Agilent, Mr. Williams served as Vice President, Assistant General Counsel and Assistant Secretary.

Neither Mr. Dougherty, Mr. Li, Mr. Kary nor Mr. Williams has any family relationship with any of the current or former directors and officers of the Company, and Mr. Dougherty is not a participant in any related party transaction required to be reported under Item 404(a) of Regulation S-K with the Company, other than by virtue of his employment with Keysight.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the consummation of the Merger, pursuant to the terms of the Merger Agreement, at the Effective Time, each of the Amended and Restated Articles of Incorporation, as amended (the “Prior Articles”), of the Company and the Bylaws, as amended (the “Prior Bylaws”), of the Company was amended and restated in its entirety.

Under the Prior Articles, the Company was authorized to issue 200,000,000 shares of Common Stock and 75,000,000 shares of Preferred Stock.  Following the amendment and restatement of the Prior Articles, the Company is authorized to issue only one class of shares of stock, which is Common Stock.  The total number of authorized shares of Common Stock is 100.

The amendment and restatement of the Prior Bylaws modified the Prior Bylaws to, among other things, (i) provide that the authorized number of directors of the Company shall not be less than three nor more than five; provided, however that so long as the Company only has one shareholder, the number of directors may be one or two; (ii) eliminate provisions relating to committees of the Board; (iii) eliminate the 90-day advance notice requirement for shareholders intending to nominate persons for election as directors or to propose business to be brought before a meeting of shareholders; and (iv) eliminate provisions regarding uncertificated shares.

The foregoing description of the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 18, 2017, the Company and Keysight issued a joint press release announcing the completion of the Merger.  A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Form 8-K:

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of January 30, 2017, by and between Ixia and Keysight Technologies, Inc. (incorporated by reference to Exhibit 2.1 to Ixia’s Current Report on Form 8-K (File No. 0-31523) filed with the SEC on February 1, 2017)*

3.1	Amended and Restated Articles of Incorporation of Ixia

3.2	Amended and Restated Bylaws of Ixia

99.1	Joint Press Release, dated April 18, 2017, issued by Ixia and Keysight Technologies, Inc.

*          The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Date:	April 18, 2017	By:	/s/ Jeffrey K. Li
Jeffrey K. Li
Vice President, Treasurer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of January 30, 2017, by and between Ixia and Keysight Technologies, Inc. (incorporated by reference to Exhibit 2.1 to Ixia’s Current Report on Form 8-K (File No. 0-31523) filed with the SEC on February 1, 2017)*

3.1	Amended and Restated Articles of Incorporation of Ixia

3.2	Amended and Restated Bylaws of Ixia

99.1	Joint Press Release, dated April 18, 2017, issued by Ixia and Keysight Technologies, Inc.

*          The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.